Exhibit (d)(10)

                            HSBC INVESTOR PORTFOLIOS

                  HSBC INVESTOR INTERMEDIATE DURATION PORTFOLIO
                 HSBC INVESTOR CORE PLUS FIXED INCOME PORTFOLIO
                 HSBC INVESTOR HIGH YIELD FIXED INCOME PORTFOLIO
                     HSBC INVESTOR SHORT DURATION PORTFOLIO
                    HSBC INVESTOR CORE FIXED INCOME PORTFOLIO

                             SUB-ADVISORY AGREEMENT

AGREEMENT, dated December 5, 2006, between Halbis Capital Management (USA) Inc. (the "Sub-adviser") and HSBC Investments (USA) Inc. (the "Manager").

WHEREAS, the Manager has been retained by HSBC Investor  Portfolios,  a New York master trust (the "Trust") registered as an open-end diversified investment management company under the Investment Company Act of 1940, as amended (the "1940 Act"), to provide investment advisory services to each of the HSBC Investor Intermediate Duration Portfolio, HSBC Investor Core Plus Fixed Income Portfolio, HSBC Investor High Yield Fixed Income Portfolio, HSBC Investor Short Duration Portfolio and HSBC Investor Core Fixed Income Portfolio (the "Portfolios") pursuant to an Investment Advisory Contract dated December 31, 1999 and amended and restated March 1, 2001, and Supplements thereto;

WHEREAS, the Trust's Board of Trustees, including a majority of the Trustees who are not parties to this Agreement or "interested persons," as defined in the 1940 Act, of any party to this Agreement, have approved the appointment of the Sub-adviser to perform certain investment advisory services for the Portfolios pursuant to this Sub-advisory Agreement and the Sub-adviser is willing to perform such services for the Portfolios;

WHEREAS, the Sub-adviser is registered or exempt from registration as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Manager and the Sub-adviser as follows:

      1. APPOINTMENT. The Manager hereby appoints the Sub-adviser to perform advisory services to the Portfolios for the periods and on the terms set forth in this Sub-advisory Agreement. The Sub-adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

      2. INVESTMENT ADVISORY DUTIES. Subject to the supervision of the Board of Trustees of the Trust and the Manager, the Sub-adviser will, in coordination with the Manager, (a) provide a program of continuous investment management for the Portfolios in accordance with each Portfolio's investment objectives, policies and limitations as stated in the Portfolio's Prospectus

                                                                 Exhibit (d)(10)


and Statement of Additional Information included as part of the Trust's Registration Statement on behalf of the Portfolios filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Sub-adviser by the Manager; (b) make investment decisions for the Portfolios; and (c) place orders to purchase and sell securities for the Portfolios. In particular, the Sub-adviser will be responsible for the purchase and sale of securities and for all yield enhancement strategies used in managing the Portfolios.

      In performing its investment management services to the Portfolios hereunder, the Sub-adviser will provide the Portfolios with ongoing investment guidance and policy direction. The Sub-adviser will determine the securities, instruments, repurchase agreements, options and other investments and techniques that the Portfolios will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Portfolios. The Sub-adviser will determine what portion of each Portfolio shall be invested in securities and other assets.

      The Sub-adviser further agrees that, in performing its duties hereunder, it will:

            a. comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, applicable sections of the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

            b. manage the Portfolios so that each Portfolio will qualify, and continue to qualify (except where extraordinary circumstances dictate otherwise), as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

            c. place orders pursuant to its investment determinations for the Portfolios directly with the issuer, or with any broker or dealer the Sub-adviser may choose, in accordance with applicable policies expressed in each Portfolio's Prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

            d. furnish to the Trust whatever statistical information the Trust may reasonably request in writing with respect to each Portfolio's assets or contemplated investments. In addition, the Sub-adviser will keep the Trust and the Trustees informed of developments materially affecting the Portfolios and shall, on the Sub-adviser's own initiative, furnish to the Trust from time to time whatever information the Sub-adviser believes appropriate for this purpose;

            e. make available to the Manager and the Trust, promptly upon their written request, such copies of its investment records and ledgers with respect to the Portfolios as may be required to assist the Manager and the Trust in their compliance with applicable laws and regulations. The Sub-adviser will furnish the Trustees with such available data regarding the Portfolios, as may be mutually agreed upon from time to time;

                                                                 Exhibit (d)(10)


            f. promptly notify the Manager and the Trust in the event that the Sub-adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-adviser from serving as an investment adviser pursuant to this Sub-advisory Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Sub-adviser further agrees to notify the Trust and the Manager promptly if any statement regarding the Sub-adviser contained in the Trust's Registration Statement with respect to the Portfolios, or any amendment or supplement thereto, becomes untrue or incomplete in any material respect.

      In performing its duties under this Agreement, the Sub-adviser shall manage and invest each Portfolio's assets in accordance with each Portfolio's investment objectives, policies and restrictions as well as applicable federal and state securities laws, based upon instructions as may be provided to the Sub-adviser by the Manager, the Portfolios' administrator, accountant, custodian or other agent designated by the Manager as responsible for testing compliance of the Portfolios (the "Compliance Agent"). The Sub-adviser further agrees to manage and invest each Portfolio's assets in accordance with instructions as may be provided to the Sub-adviser from time to time by the Manager or the Compliance Agent in an effort to ensure that the Portfolios meet and maintain, so long as required by the Code, the requirements for qualification as a regulated investment company under Subchapter M of the Code and regulations issued thereunder.

      In fulfilling its obligations under this Agreement, the Sub-adviser shall be entitled to reasonably rely on and act in accordance with instructions provided by the Manager or Compliance Agent.

      3. ALLOCATION OF CHARGES AND EXPENSES. Except as otherwise specifically provided in this Section 3, the Sub-adviser shall pay the compensation and expenses of all its directors, partners, officers and employees, if any, who serve as officers and executive employees of the Trust (including the Portfolios' share of payroll taxes), and the Sub-adviser shall make available, without expense to the Portfolios, the service of its directors, partners, officers and employees, if any, who may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

      The Sub-adviser shall not be required to pay any expenses of the Portfolios other than those specifically allocated to the Sub-adviser in this
Section 3. In particular, but without limiting the generality of the foregoing, the Sub-adviser shall not be responsible for the following expenses of the
Portfolios: organization and offering expenses of the Portfolios (including out-of-pocket expenses); fees payable to any other Portfolio advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; dues and expenses incurred by or with respect to the Portfolios in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Trust's officers and employees; fees and expenses of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Portfolios; payments for maintaining the Portfolios'

                                                                 Exhibit (d)(10)


financial books and records and calculating the daily net asset value of the Portfolios' shares; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Portfolios for sale (if any); freight, insurance and other charges in connection with the shipment of the portfolio securities of the Portfolios; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Portfolios, or of entering into other transactions or engaging in any investment practices with respect to the Portfolios; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery; litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Portfolios' business) of officers, trustees and employees of the Trust who are not interested persons of the Sub-adviser; and travel expenses (or an appropriate portion thereof) of officers or trustees of the Trust who are officers, directors or employees of the Sub-adviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust or any committees thereof or advisers thereto.

      4. COMPENSATION. As compensation for the services provided and expenses assumed by the Sub-adviser under this Agreement, the Manager will pay the Sub-adviser, with regard to each Portfolio, within 21 calendar days after the end of each calendar quarter an advisory fee computed daily based on the basis of each Portfolio's average daily net assets at an annual rate of 0.15% for the HSBC Investor Core Fixed Income Portfolio and at an annual rate of 0.20% for the HSBC Investor Intermediate Duration Portfolio, HSBC Investor Core Plus Fixed Income Portfolio, HSBC Investor High Yield Fixed Income Portfolio and HSBC Investor Short Duration Portfolio. The "average daily net assets" of a Portfolio shall mean the average of the values attributed to that Portfolio's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Portfolio is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Portfolio lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of a Portfolio shall always be determined pursuant to the applicable provisions of the Trust's Declaration of Trust, as amended, and Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this
Section 4, the value of the net assets of a Portfolio as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Portfolio's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of a Portfolio has been so suspended for a period including any quarter end when the Sub-adviser's compensation is payable pursuant to this Section, then the Sub-adviser's compensation payable at the end of such quarter shall be computed on the basis of the value of the net assets of that Portfolio as last determined (whether during or prior to such quarter). If a Portfolio determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 4. In the event that this Agreement is terminated pursuant to Section 10 hereof, the Sub-adviser shall be entitled to a PRO RATA portion of the fee under this Section 4 through and including the date upon

                                                                 Exhibit (d)(10)


which the Agreement is terminated and the Sub-adviser ceases to provide investment advisory services to a Portfolio hereunder.

      5. BOOKS AND RECORDS. The Sub-adviser agrees to maintain such books and records with respect to its services to the Portfolios as are required by
Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, including the Investment Advisers Act of 1940 and the Securities and Exchange Act of 1934, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Manager shall maintain all books and other records not related to the Portfolios' transactions. The Sub-adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the joint property of the Portfolios and the Sub-adviser and a copy will be provided promptly to the Portfolios upon their written request. The Sub-adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Portfolios are being conducted in accordance with applicable laws and regulations.

      6. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Sub-adviser shall exercise its best judgment in rendering the services provided by it under this Sub-advisory Agreement. The Sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolios or the holders of the Portfolios' shares in connection with the matters to which this Sub-advisory Agreement relate, provided that nothing in this Sub-advisory Agreement shall be deemed to protect or purport to protect the Sub-adviser against any liability to the Portfolios or to holders of the Portfolios' shares to which the Sub-adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-adviser's reckless disregard of its obligations and duties under this Sub-advisory Agreement. As used in this Section 6, the term "Sub-adviser" shall include any officers, directors, partners, employees, agents or other affiliates of the Sub-adviser performing services for the Portfolios.

      7. INDEMNIFICATION.

            a. The Sub-adviser hereby agrees to indemnify and hold harmless the Manager from any controversies, claims, suits, losses, liabilities, judgments, awards or settlements, and costs or expenses, including reasonable legal fees, directly or proximately caused by, the investment decisions rendered by the Sub-adviser in bad faith in a grossly negligent manner inconsistent with the Portfolios' stated investment objectives, guidelines and restrictions, any intentional failure of the Sub-adviser to fulfill any of its other obligations under this Sub-advisory Agreement, any willful omission to disclose material facts, by the Sub-adviser to the Portfolios or the Manager or any willful violation of applicable law by the Sub-adviser. The Sub-adviser also agrees to indemnify and hold harmless the Manager with respect to any reasonable losses incurred as the result of grossly negligent errors made by the Sub-adviser in transmitting orders to any broker for execution.

                                                                 Exhibit (d)(10)


            b. The Manager  hereby  agrees to  indemnify  and hold  harmless the
Sub-adviser from any controversies, claims, suits, losses, liabilities, judgments, awards or settlements, and costs or expenses, including reasonable legal fees, caused by, or in any related to, its failure to fulfill any of its obligations under this Sub-advisory Agreement, any willful omission to disclose material facts by the Manager or any willful violation of applicable law by the Manager.

            c. If any party seeks indemnification under this Agreement (an "indemnified party"), it shall notify the other party (the "indemnifying party") in writing of the assertion of any third party claim or action and shall deliver all copies of materials received in connection with the matter to the indemnifying party. The indemnifying party shall have the right to control the defense of any such claim or action with counsel of its own choosing, and the indemnified party shall cooperate fully with the indemnifying party in the defense or settlement of any matter that is covered by paragraphs (a) or (b) above, subject to reimbursement by the indemnifying party for expenses incurred by the indemnified party in connection with the indemnifying party's participation in the defense.

      8. SERVICES NOT EXCLUSIVE. It is understood that the services of the Sub-adviser are not exclusive, and that nothing in this Sub-advisory Agreement shall prevent the Sub-adviser from providing similar services to other individuals, institutions or investment companies (whether or not their investment objectives and policies are similar to those of the Portfolios) or from engaging in other activities, provided such other services and activities do not, during the term of this Sub-advisory Agreement, interfere in a material manner with the Sub-adviser's ability to meet its obligations to the Trust and the Portfolios hereunder. When the Sub-adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-adviser recommends the purchase or sale of the same security for the Portfolios, the Sub-adviser may, but shall not be obligated to, aggregate the orders for securities to be purchased or sold. It is understood that in light of its fiduciary duty to the Portfolios, such transactions will be executed on a basis that is fair and equitable to the Portfolios. In connection with purchases or sales of portfolio securities for the account of the Portfolios, neither the Sub-adviser nor any of its directors, partners, officers or employees shall act as a principal or agent or receive any commission.

      9. DOCUMENTATION. The Trust shall provide the Sub-adviser with the following documents:

            a. the Trust's registration statement relating to the Portfolios, and any amendments thereto;

            b. the current Declaration of Trust and By-laws (and any amendments thereto) of the Trust;

            c. resolutions of the Board of Trustees of the Trust authorizing the appointment of the Sub-adviser to serve as Sub-adviser and approving this Sub-advisory Agreement;

                                                                 Exhibit (d)(10)


            d. the Trust's Notification of Registration on Form N-8A; and

            e. all procedures, policies or other documentation relating to the Sub-adviser's activities under this Sub-advisory Agreement.

      10. DURATION AND TERMINATION. This Sub-advisory Agreement shall continue for an initial term until December 31, 2007, unless sooner terminated as provided herein, and shall continue in effect thereafter, but only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Portfolio (as defined in the 1940 Act) or by the Board of Trustees and (b) by the vote, cast in person at a meeting called for that purpose, of a majority of the members of the Board of Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party. Notwithstanding the foregoing, this Sub-advisory Agreement may be terminated: (a) at any time without penalty upon thirty (30) days' written notice to the Sub-adviser by a Portfolio upon the vote of a majority of the Trustees or upon the vote of a majority of that Portfolio's outstanding voting securities, (b) at any time without penalty upon thirty (30) days' written notice to the Sub-adviser by the Manager, or (c) by the Sub-adviser upon thirty (30) days' written notice to the Trust or the Manager. Anything to the contrary herein notwithstanding, any termination carried out pursuant to this Section 10 shall be without penalty and, further, the compensation schedule set forth in Section 4 hereof shall apply to the service of the Sub-adviser beyond the end of the notice period provided in this Section
10. This Sub-advisory Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act) or the assignment or termination of the Advisory Agreement. For purposes of this Section 10 and generally for purposes of this Sub-advisory Agreement, this Sub-Advisory Agreement shall be construed to pertain separately to each of the Portfolios as if set forth in separate agreements for each Portfolio.

      11. AMENDMENTS. No provision of this Sub-advisory Agreement may be changed, waived, discharged or terminated orally, unless by an instrument in writing signed by both parties, and no amendment of this Sub-advisory Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Portfolios, and (ii) a majority of the Trustees of the Portfolios, including a majority of Trustees who are not interested persons of any party to this Sub-advisory Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

      12. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be given in writing and mailed, faxed or delivered to the other party at its address as follows:

                                                                 Exhibit (d)(10)


            IF TO THE MANAGER:

            HSBC Investments (USA) Inc.
            452 Fifth Avenue
            New York, New York 10018
            Attention: Richard Fabietti, Senior Vice President

            IF TO THE SUB-ADVISER:

            Halbis Capital Management (USA) Inc.
            452 Fifth Avenue
            New York, New York 10018
            Attention: Greg Diliberto, Chief Executive Officer

Any party may specify a different or additional address for notice by sending a written notice to the other at the address above, or at that or those last given hereunder.

      13. MISCELLANEOUS.

            a. This Sub-advisory Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

            b. The captions of this Sub-advisory Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

            c. If any provision of this Sub-advisory Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Sub-advisory Agreement shall not be affected hereby and, to this extent, the provisions of this Sub-advisory Agreement shall be deemed to be severable.

            d. Nothing herein shall be construed as constituting the Sub-adviser, or any of its directors, officers or employees, an agent of the Manager or the Portfolios, nor the Manager, or any of its directors, officers or employees, an agent of the Sub-adviser.

            e. This Sub-advisory Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but counterparts shall, together, constitute only one Sub-advisory Agreement.

            f. Intentionally omitted.

                                                                 Exhibit (d)(10)


            g. The Manager hereby acknowledges that it has received and read a copy of the Sub-adviser's current Form ADV, Part II.

            h. The Sub-adviser shall vote such stock and other securities possessing "voting" rights which are part of the portion of the Portfolios managed by the Sub-adviser, personally or by proxy, consistent with the Sub-adviser's proxy voting guidelines and processing standards.

            i. The Sub-adviser shall not be responsible for voting any proxies relating to securities held in the Portfolios which proxies have a record date which is prior to the date of the Sub-advisory Agreement or on or after the date of any termination of this Sub-advisory Agreement.

            j. The Manager acknowledges and agrees that the Sub-adviser shall have no responsibility for filing claims on behalf of the Manager with respect to any class action, bankruptcy proceeding or any other action or proceeding in which the Manager or the Portfolios may be entitled to participate as a result of the Portfolios' securities holdings. The Sub-adviser's responsibility, with respect thereto, shall be limited to cooperating with the custodian of the assets in making such filings.

      It is hereby understood and agreed that the Sub-adviser shall not be liable or responsible for any loss incurred in connection with recommendations or investments made by the Sub-adviser or other actions taken by the Sub-adviser with respect to managed assets prior to the termination of this Agreement, provided such actions were taken by the Sub-adviser in accordance with this Agreement. The Manager understands and agrees that financial investments carry substantial risk and Sub-adviser cannot predict or guarantee any particular results. The Sub-adviser shall not be liable or responsible for any loss incurred in connection with any act or omission of the client, administrators, custodian, or any broker-dealer or other third party.

                                                                 Exhibit (d)(10)


      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their respective officers.

                                          HALBIS CAPITAL MANAGEMENT (USA) INC.

                                          By /s/ Greg Diliberto
                                             -----------------------------------
                                             Name: Greg Diliberto
                                             Title: Chief Executive Officer


                                          HSBC INVESTMENTS (USA) INC.

                                          By /s/ Richard Fabietti
                                             -----------------------------------
                                             Name: Richard Fabietti
                                             Title: Senior Vice President